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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements:

  1.
  Form S-3 No. 333-128123, pertaining to the registration of Fleetwood Enterprises, Inc. Common Stock, Preferred Stock, Debt Securities, Warrants and Rights,

  2.
  Form S-8 No. 333-124790, pertaining to the Fleetwood Enterprises, Inc. Elden L. Smith Stock Option Plan and Agreement,

  3.
  Form S-8 No. 333-101543, pertaining to the Fleetwood Enterprises, Inc. Amended and Restated 1992 Stock-Based Incentive Compensation Plan, the 1992 Non-Employee Director Stock Option Plan and the Edward B. Caudill Stock Option Plan and Agreement,

  4.
  Form S-8 No. 333-37544 and Form S-8 No. 33-55824, pertaining to the Fleetwood Enterprises, Inc. Amended and Restated 1992 Stock-Based Incentive Compensation Plan and the 1992 Non-Employee Director Stock Option Plan,

  5.
  Form S-8 No. 333-15167, pertaining to the Fleetwood Enterprises, Inc. Amended and Restated 1992 Stock-Based Incentive Compensation Plan,

  6.
  Form S-3 No. 333-73678, pertaining to the registration of 2,359,954 shares of Fleetwood Enterprises, Inc. Common Stock,

  7.
  Form S-3 No. 333-102585, pertaining to the registration of $40,000,000 of Fleetwood Enterprises, Inc. Common Stock,

  8.
  Form S-3 No. 333-113730, pertaining to the registration of convertible subordinated debentures and underlying shares of Fleetwood Enterprises, Inc. Common Stock, and

  9.
  Form S-8 No. 333-146000, pertaining to the Fleetwood Enterprises, Inc. 2007 Stock Incentive Plan;

of our reports dated July 8, 2008, with respect to the consolidated financial statements and schedule of Fleetwood Enterprises, Inc. and with respect to the effectiveness of internal control over financial reporting of Fleetwood Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended April 27, 2008.

/s/ Ernst & Young LLP
Orange County, California July 8, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm